UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) May 15, 2023

Commission File Number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.	Commission File Number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.

1-11299	ENTERGY CORPORATION	1-09067	SYSTEM ENERGY RESOURCES, INC.
	(a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000		(an Arkansas corporation) 1340 Echelon Parkway Jackson, Mississippi 39213 Telephone (601) 368-5000
	72-1229752		72-0752777
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of Class	Trading Symbol	Name of Each Exchange on Which Registered

Entergy Corporation	Common Stock, $0.01 Par Value	ETR	New York Stock Exchange
	Common Stock, $0.01 Par Value	ETR	NYSE Chicago, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 7.01. Regulation FD Disclosure

As described in Item 8.01 below, on May 15, 2023, an initial decision was issued on the Unit Power Sales Agreement Complaint (“UPSA Complaint”) in FERC Docket No. EL20-72. Capitalized terms used but not defined in this Item 7.01 will have the meanings given to them in Item 8.01 or in Entergy’s Annual Report on Form 10-K.

There are four major pieces of litigation (“SERI Litigation”) against System Energy of which this UPSA Complaint is one. For reference, the other three major pieces of the SERI Litigation are the Return on Equity and Capital Structure Complaint (the “ROE and Cap Structure Complaint”), the Sale Leaseback and Uncertain Tax Position Complaint, and the Prudence Complaint. The ROE and Cap Structure Complaint is pending review by FERC following FERC’s further consideration of its general return on equity methodology. FERC has issued an order on the Sale Leaseback and Uncertain Tax Position Complaint, and refunds have been paid as a result of that order; motions for confirmation of these refunds/rehearing and an appeal are pending. The Prudence Complaint is in the FERC settlement process.

System Energy reached a global settlement that resolved Entergy Mississippi’s portion of the SERI Litigation.

The table below summarizes key issues in the ALJ initial decision.

Issue	ALJ initial decision	Estimated refund if initial decision is confirmed[1] ($M)
Sale-Leaseback transaction costs	System Energy correctly treated these costs as prepaid lease expenses in customer bills	-
Accumulated deferred income taxes	System Energy should have excluded certain categories of ADIT from rate base	115 plus 135 interest
Money Pool earnings	System Energy’s formula rate should not be modified to credit its share of Money Pool earnings to customers	-
Cash management	Neither System Energy’s formula rate nor its participation in the Money Pool should be modified in response to cash management allegations	-
Cash working capital allowance	System Energy’s formula rate should include a negative cash working capital allowance going forward	3 for 15-month refund period including interest
Legal fees	System Energy’s legal fees are not imprudent	-
Retained earnings	In calculating refunds, there should not be any adjustment to System Energy’s historical retained earnings	-
1.Amounts shown are estimates as of 3/31/2023 and exclude Entergy Mississippi’s 39.95% refund share, which was resolved as part of a global settlement in 2022

System Energy estimates that the ongoing impact, if the initial decision is confirmed, would be immaterial.

System Energy disagrees with the ALJ’s conclusions on the accumulated deferred income tax and cash working capital issues. System Energy continues to believe that its positions on the law and the facts are correct and that its actions have been prudent and for the benefit of customers. In addition, the case includes important policy and equity issues that must ultimately be decided by FERC. System Energy will file a brief on exceptions on or before the deadline established by the FERC.

The ALJ’s initial decision ruled against the complainants on other issues, which include the ratemaking treatment of sale-leaseback transaction costs, as well as System Energy’s participation in the Entergy Money Pool.

The initial decision is advisory for FERC and does not require refunds. Refunds, if applicable, would be due only when a FERC decision is issued. FERC does not have a statutory timeline to issue its decision and, given the complexity of the issues in this case, we do not expect an order on the complaint for another 12 months or longer.

A regulatory liability was increased to $588 million in 2022 which consisted of $235 million for the settlement of the SERI Litigation with the Mississippi Public Service Commission and $353 million for potential future refunds to Entergy Arkansas, Entergy New Orleans, and Entergy Louisiana assuming parallel refunds to these companies. The regulatory liability was reduced for the $235 million settlement payment to Entergy Mississippi; payments to Entergy Arkansas, Entergy Louisiana, and Entergy New Orleans as a result of FERC’s order on the Sale-Leaseback and Uncertain Tax Position Complaint ($103.5 million); and the partial settlement of the UPSA Complaint ($20 million). After these payments, the regulatory liability balance is approximately $230 million.

After reviewing the ALJ initial decision, management has determined that it is not necessary to increase System Energy’s existing regulatory liability associated with the SERI Litigation.

Entergy’s current financial planning assumptions reflect future refunds of the remaining regulatory liability balance to resolve the remaining SERI Litigation. These refunds could be provided either through settlements or litigated outcomes. Based on this assumption, Entergy affirms its guidance and outlooks, as follows:
•2023 adjusted earnings per share guidance range of $6.55 to $6.85;
•adjusted earnings per share outlook ranges of $7.05 to $7.35 for 2024 and $7.50 to $7.90 for 2025; and
•credit metrics, by December 31, 2023, within agency expectations or better for Moody’s CFO pre-working capital to debt and Standard & Poor’s FFO to debt.

In addition, Entergy’s equity needs through 2024 remain unchanged ($130 million remaining as of March 31, 2023).

These outlooks reflect the expectation of continued ownership of and business contributions from System Energy. As stated in its 2022 Annual Report on Form 10-K, Entergy continues to evaluate the financial viability of System Energy in light of the exposure associated with ongoing FERC litigation against System Energy.

Cautionary Note Regarding Forward-Looking Statements
In this Current Report on Form 8-K, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, statements regarding Entergy’s 2023 earnings guidance; current financial and operational outlooks and equity needs; statements regarding Entergy’s continued ownership of and business contributions from System Energy; and other statements of Entergy’s plans, beliefs, or expectations included in this Current Report on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report on Form 8-K. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this Current Report on Form 8-K and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent or on the timeline anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with (1) realizing the benefits of its resilience plan, including impacts of the frequency and intensity of future storms and storm paths, as well as the pace of project completion and (2) efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with executing on business strategies, including strategic transactions that Entergy or its subsidiaries may undertake and the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; (h) impacts from terrorist attacks, geopolitical conflicts, cybersecurity threats, data security breaches, or other attempts to disrupt Entergy’s business or operations, and/or other catastrophic events; (i) the direct and indirect impacts of the COVID-19 pandemic on Entergy and its customers; and (j) effects on Entergy or its customers of (1) changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, or energy policies; (2) the effects of changes in commodity markets, capital markets, or economic conditions; and (3) the effects of technological change, including the costs, pace of development, and commercialization of new and emerging technologies.

Item 8.01. Other Events

On May 15, 2023, the administrative law judge (“ALJ”) presiding in FERC Docket No. EL20-72 regarding the System Energy Resources, Inc. (“System Energy”) Unit Power Sales Agreement Complaint proceeding issued an initial decision. The Unit Power Sales Agreement provides for sales by System Energy of its owned and leased entitlement to energy and capacity from the Grand Gulf Nuclear Station to four Utility operating companies according to a formula rate that is approved by the Federal Energy Regulatory Commission (“FERC”). Capitalized terms used but not defined in this Item 8.01 will have the meanings given to them in Entergy’s 2022 Annual Report on Form 10-K.

The initial decision finds that System Energy should have excluded multiple identified categories of accumulated deferred income taxes from rate base when calculating Unit Power Sales Agreement bills. Based on this finding, the ALJ recommended refunds; SERI estimates that those refunds would total approximately $115 million plus $135 million interest through March 31, 2023. The initial decision also finds that the Unit Power Sales Agreement should be modified such that a cash working capital allowance of negative $36.4 million is applied prospectively. If the FERC ultimately orders these modifications to be implemented, the estimated annual revenue requirement impact is expected to be immaterial. On the other non-settled issues for which the Complainants sought refunds or changes to the Unit Power Sales Agreement, the initial decision ruled against the Complainants.

The initial decision is an interim step in the FERC litigation process, and an ALJ’s determination made in an initial decision is not controlling on the FERC. System Energy disagrees with the ALJ’s findings concerning the accumulated deferred income taxes issues and cash working capital, and System Energy will file a brief on exceptions on or before the deadline established by the FERC. Refunds, if any, that might be required will become due only after the FERC issues its order reviewing the initial decision.

System Energy previously recorded a regulatory liability of approximately $588 million related to thirteen docketed proceedings before the FERC, including the Unit Power Sales Agreement Complaint proceeding. The regulatory liability included $235 million for the settlement of these proceedings with the Mississippi Public Service Commission and $353 million for potential future refunds to Entergy Arkansas, Entergy Louisiana and Entergy New Orleans. After payment of the $235 million settlement to Entergy Mississippi and payment of the $103.5 million of refunds ordered by FERC in the Grand Gulf Sale-Leaseback Renewal Complaint and Uncertain Tax Position proceeding (the “Sale Leaseback and Uncertain Tax Position Complaint”), System Energy had a remaining regulatory liability of $249.5 million as of March 31, 2023. After accounting for the refund of $20 million to be made pursuant to the partial settlement in the Unit Power Sales Agreement Complaint proceeding, the existing regulatory liability is approximately $230 million. After reviewing the ALJ initial decision, management has determined that it is not necessary to increase System Energy’s existing regulatory liability associated with the SERI Litigation.

Entergy continues to evaluate the financial viability of System Energy in light of the exposure associated with ongoing FERC litigation against System Energy.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
System Energy Resources, Inc.

By: /s/ Reginald T. Jackson
Reginald T. Jackson
Senior Vice President and
Chief Accounting Officer
Dated: May 16, 2023